As filed with the Securities and Exchange Commission on February 29, 2016

Registration No. 333-167428

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ACTIVISION BLIZZARD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-4803544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3100 Ocean Park Boulevard

Santa Monica, California 90405

(Address of principal executive offices)

Activision Blizzard, Inc. 2008 Incentive Plan

(Full title of the plan)

Chris B. Walther

Chief Legal Officer

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, California 90405

(Name and address of agent for service)

(310) 255-2059

(Telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

Partial Deregistration of Securities

Activision Blizzard, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Amendment”) in order to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 9, 2010, file number 333-167428 (the “2010 Form S-8”) for offer or sale pursuant to the Company’s 2008 Incentive Plan (the “2008 Plan”).  A total of 56,100,508 shares of the Company’s Common Stock were registered under the 2010 Form S-8.

On June 5, 2014, the stockholders of the Company adopted the Activision Blizzard, Inc. 2014 Incentive Plan (the “2014 Plan”) and, pursuant to the terms thereof, the Company ceased making awards under the 2008 Plan.  The total number of shares of Common Stock available for grant under the 2008 Plan and registered under the 2010 Form S-8, but not actually subject to outstanding awards as of the date on which the 2014 Plan was adopted, is 19,886,997.  Since that date, 7,846,317 shares registered on the 2010 Form S-8 have been granted under the 2014 Plan (the “Carried-Over Shares”), and will be registered for issuance by the Company pursuant to its Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission contemporaneously with the filing of this Amendment (the “2014 Plan S-8”).  In accordance with the undertaking contained in the Registration Statement(s) pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Amendment to remove from registration, by means of a post-effective amendment, the Carried-Over Shares.

The 2010 Form S-8 will remain in effect as to the balance of the shares of Common Stock subject to outstanding awards under the 2008 Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on February 26, 2016.

ACTIVISION BLIZZARD, INC.

By:	/s/ Jeffrey A. Brown
Jeffrey A. Brown
Secretary

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